Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       to
                            ARTICLES OF INCORPORATION
                                       of
                     GRAND CANYON VENTURES TWO, INCORPORATED
                            (A Colorado Corporation)


     GRAND CANYON VENTURES TWO, INCORPORATED, a corporation organized and existing under and by virtue of the Colorado Business Corporation Act, DOES HEREBY CERTIFY THAT:

     A. The name of this corporation is GRAND CANYON VENTURES TWO, INCORPORATED.

     B. The Board of Directors of the corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth proposed amendments to the Articles of Incorporation of the corporation, declaring such amendments to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The amendments to the Articles of Incorporation are set forth below between parentheses, consisting of amendment of Article FIRST to change the corporate name and amendment of the first paragraph of Article FIFTH:

     "FIRST. The name of this corporation is AZONIC ENGINEERING, INCORPORATED.

     FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is SIXTY MILLION (60,000,000), of which FIFTY MILLION (50,000,000) shares without par value shall be designated "Common Stock" (or "Common Shares"), and TEN MILLION (10,000,000) shares without par value shall be designated "Preferred Stock" (or "Preferred Shares"). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows: "

                                END OF AMENDMENT

     C. This amendment was duly adopted by the shareholders on June 22, 1998 in accordance with the provisions of Section 7-110-103 of the Colorado Business Corporation Act, and the number of votes cast by each voting group entitled to vote separately on the amendment was sufficient for approval by that group.

     D. This amendment does not provide for an exchange, reclassification or cancellation of issued shares.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested by its Assistant Secretary, on the date below.


DATED:  June 22, 1998                        GRAND CANYON VENTURES TWO,
                                              INCORPORATED

                                             By  /s/ J.R. Nelson
                                                 -------------------------------
                                                     J.R. Nelson, President



By  /s/ Jennifer Myers
    ---------------------------------------
        Jennifer Myers, Assistant Secretary

                                 ACKNOWLEDGMENTS



STATE OF COLORADO      )
                       ) ss.
COUNTY OF DENVER       )


     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared J.R. Nelson, the President of GRAND CANYON VENTURES TWO, INCORPORATED, who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 22, 1998.



     /s/ John D.  Brasher Jr.
     ------------------------                Notary Commission Expires:
         Notary Public



(SEAL)



STATE OF COLORADO       )
                        ) ss.
COUNTY OF DENVER        )


     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Jennifer Myers, the Assistant Secretary of GRAND CANYON VENTURES TWO, INCORPORATED, who after being duly sworn declared that she executed the foregoing Certificate of Amendment as her free act and deed and that the statements therein set forth are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 22, 1998.



      /s/ John D. Brasher Jr.
      -----------------------                Notary Commission Expires:
         Notary Public



(SEAL)